Exhibit 99.1
For Immediate Release

Contacts: Courtney Guertin Corporate Communications 401-457-9501 courtney.guertin@linmedia.com Richard Schmaeling, Chief Financial Officer 401-457-9510 richard.schmaeling@linmedia.com

LIN Media LLC Announces Second Quarter 2014 Results

AUSTIN, TX, August 5, 2014 – LIN Media LLC (“LIN Media” or the “Company”; NYSE: LIN), a local multimedia company, today reported results for its second quarter ended June 30, 2014.

Summary of Results for the Second Quarter Ended June 30, 2014

•	Net revenues increased 15% to $188.8 million compared to $164.3 million in the second quarter of 2013.

•	Net broadcast revenues increased 8% to $155.6 million in the second quarter compared to $143.5 million in the second quarter of 2013.

•	Net digital revenues increased 59% to $33.2 million compared to $20.8 million in the second quarter of 2013.

•	Operating income increased 22% to $32.7 million compared to $26.9 million in the second quarter of 2013.

•	Net income per diluted share was $0.20 compared to net income per diluted share of $0.13 in the second quarter of 2013.

Commenting on second quarter 2014 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: "Our strong results were driven by continued growth of our digital media business, higher pay-television subscriber fees and a 3% increase in automotive advertising. We are making progress on our pending merger with Media General, and I am excited about the numerous opportunities for the combined company. Looking ahead, national advertising continues to negatively impact core advertising growth but we anticipate strong political advertising demand in the third and fourth quarters and we are well positioned to capture a significant share of this revenue.”

Operating Highlights

•
Local revenues, which include net local advertising revenues, retransmission consent fee revenues and television station website revenues, increased 10% to $117.3 million compared to $107.1 million in the second quarter of 2013.

•	Net national revenues decreased 5% to $31 million compared to $32.6 million in the second quarter of 2013.

•	Net core advertising revenues (local and national) were flat compared to the second quarter of 2013.

•	Net political revenues were $4.6 million compared to $1.5 million in the second quarter of 2013.

•	The automotive category, which represented 25% of local and national advertising sales in the second quarter, increased 3% as compared to the second quarter of 2013.

•
The Company’s unduplicated desktop reach averaged greater than 100 million monthly U.S. unique visitors and over 40% of the total U.S. Internet audience.(1) The Company's video platform ranked #14 in comScore's Video Metrix report.(2)

•
The Company’s websites and mobile properties delivered over 376 million page views, with 48% coming from mobile devices, representing 70% growth in mobile consumption as compared to the second quarter of 2013.(3)

Recent Developments

On July 24, 2014, a joint proxy statement/prospectus was filed with the Securities and Exchange Commission and mailed to the shareholders of LIN Media announcing the special meeting of the shareholders of LIN Media to be held on August 20, 2014 for the purpose of voting on the proposal to adopt the Agreement and Plan of Merger, dated March 21, 2014, with Media General, Inc., a Virginia corporation ("Media General"), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly-owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”) (the “Merger Agreement”). When the transactions contemplated by the Merger Agreement are completed, Media General and LIN Media together will own and operate or service 74 stations, subject to required regulatory divestitures, across 46 markets, reaching approximately 26.5 million or 23% of U.S. TV households.

Key Balance Sheet and Cash Flow Items

Total debt outstanding as of June 30, 2014, net of cash, was $911.5 million compared to $932.2 million as of December 31, 2013. Unrestricted cash and cash equivalent balances as of June 30, 2014 were $19.7 million, compared to $12.5 million as of December 31, 2013.

The Company's outstanding revolving credit facility balance was zero as of June 30, 2014, as compared to $5 million as of December 31, 2013. Consolidated net leverage, as defined in the credit agreement governing our senior secured credit facility, was 4.8x as of June 30, 2014, compared to 5.2x as of December 31, 2013. Other components of cash flow in the second quarter of 2014 include cash capital expenditures of $5.9 million and cash payments for programming of $6.9 million.

Business Outlook

The Company has provided historical quarterly financial information for its continuing operations and other key information on its website. Interested parties should go to the Investor Relations section of www.linmedia.com.

The Company expects that net revenues for the third quarter of 2014 will increase in the range of 16% to 20% (or $25.9 million to $31.9 million), as compared to net revenues of $163.1 million in the third quarter of 2013, primarily as a result of growth in digital revenues, retransmission consent fees and political revenues.

The Company expects that its direct operating and selling, general and administrative expenses, which include variable sales-related expenses, will increase in the range of 20% to 22% (or $21.2 million to $23.2 million) in the third quarter of 2014 as compared to reported expenses of $103.8 million in the third quarter of 2013.

The Company’s current outlook for revenues, expenses and cash flow items for the third quarter of 2014, excluding special items and expenses related to the pending merger with Media General, are anticipated to be in the following ranges:

(1) comScore April-June 2014 data including LIN Media, LIN Digital and Dedicated Media and Federated Media.

(2) comScore June 2014 Video Metrix Key Measures Report.

(3) Adobe Analytics Page Views Report, April 2014-June 2014 compared to April 2013-June 2013 Page Views Report

Third Quarter of 2014
Net broadcast revenues	$156.0 to $160.0 million
Net digital revenues	$33.0 to $35.0 million
Total net revenues	$189.0 to $195.0 million
Direct operating and selling, general and administrative expense(1)	$125.0 to $127.0 million
Station non-cash share-based compensation expense	$0.5 million
Amortization of program rights	$7.0 to $8.0 million
Cash payments for programming	$7.0 to $8.0 million
Corporate expense(1)	$7.0 to $8.0 million
Corporate non-cash share-based compensation expense	$1.2 million
Depreciation and amortization of intangibles	$14.0 to $15.0 million
Cash capital expenditures	$5.0 to $6.0 million
Cash interest expense	$12.9 to $13.4 million
Principal amortization of term loans and finance lease obligations	$4.3 million
Cash taxes	$2.5 to $3.0 million
Effective tax rate	40% to 42%
(1) Includes non-cash share-based compensation expense.

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see “Forward-Looking Statements” below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its second quarter 2014 results today, August 5, 2014, at 9:00 AM Eastern Time. To participate in the call, please dial 1-888-337-8198 for U.S. callers and 1-719-325-2491 for international callers. The call-in pass code is 6807102. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s website, www.linmedia.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay will be accessible via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above. The telephone replay will be available through August 19, 2014.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”) and believes this should be the primary basis for evaluating its performance. Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow (“FCF”) should not be viewed as alternatives or substitutes for GAAP reporting. However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts. As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business. The Company makes available reconciliations of its operating income, a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s website. In addition, the Company provides additional information on its website, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.linmedia.com.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading “Business Outlook,” includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct. Statements in this press release that are forward-looking include, but are not limited to, local, national and political advertising growth; changes in interactive, network compensation, barter and other revenues; changes in direct operating, selling, general and administrative, amortization of program rights and corporate expenses; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates. These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, general economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt television broadcasting; softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; risks associated with acquisitions, and the integration of any acquired businesses including our ability to integrate and successfully expand our digital operations; changes in television viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements and retransmission consent agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain shareholders, including HM Capital Partners I, LP and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K, the joint proxy statement/prospectus filed on July 24, 2014, and other filings made with the SEC (which are available on the Investor Relations section of www.linmedia.com, or at www.sec.gov), which are incorporated in this release by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, with multiple network affiliates in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our ComScore Top 15 Video and Top 25 Display market share, and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens.

LIN Media’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes. LIN Media’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands. LIN Media is traded on the NYSE under the symbol “LIN”.

####

– financial tables follow –

LIN Media LLC Consolidated Statement of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per share data)		(in thousands, except per share data)
Net revenues	$188,765	$164,346	$355,006	$305,338

Operating expenses:
Direct operating	75,487	63,623	144,921	118,191
Selling, general and administrative	48,308	40,040	93,248	77,338
Amortization of program rights	6,788	7,152	13,381	14,937
Corporate	8,656	9,094	21,197	19,365
General operating expenses	139,239	119,909	272,747	229,831
Depreciation, amortization and other operating expenses:
Depreciation	11,087	11,320	21,773	22,958
Amortization of intangible assets	5,706	5,723	11,277	11,152
Restructuring charge	—	391	—	2,523
Loss from asset dispositions	5	87	99	182
Operating income	32,728	26,916	49,110	38,692

Other expense:
Interest expense, net	14,150	14,428	28,359	28,299
Share of loss in equity investments	25	25	100	25
Other (income) expense, net	(101)	84	(83)	60
Total other expense, net	14,074	14,537	28,376	28,384

Income before provision for income taxes	18,654	12,379	20,734	10,308
Provision for income taxes	7,788	5,210	8,809	4,159
Net income	10,866	7,169	11,925	6,149
Net loss attributable to noncontrolling interests	(461)	(306)	(1,059)	(470)
Net income attributable to LIN Media LLC	$11,327	$7,475	$12,984	$6,619

Basic net income per common share:
Net income	$0.21	$0.14	$0.24	$0.13

Weighted-average number of common shares outstanding used in calculating basic income per common share	53,961	52,278	53,755	52,095

Diluted income per common share:
Net income	$0.20	$0.13	$0.23	$0.12

Weighted-average number of common shares outstanding used in calculating diluted income per common share	56,740	55,595	56,608	55,406

Preliminary Unaudited Consolidated Balance Sheet Data:

	June 30, 2014	December 31, 2013
	(in thousands)
Cash and cash equivalents	$19,716	$12,525
Marketable securities	980	—
Total other assets	183,967	167,408
Total non-current assets	1,040,913	1,036,917
Total assets	$1,245,576	$1,216,850

Current portion of long-term debt	$20,495	$17,364
Total other liabilities	181,868	170,186
Long-term debt, excluding current portion	910,729	927,328
Total liabilities	1,113,092	1,114,878

Redeemable noncontrolling interest	9,905	12,845

Total shareholders' equity	122,579	89,127
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$1,245,576	$1,216,850

Unaudited Consolidated Selected Statement of Cash Flows Data:

	Six Months Ended June 30,
	2014	2013
	(in thousands)
Net cash provided by operating activities	$61,350	$42,565
Net cash used in investing activities	(42,426)	(123,960)
Net cash (used in) provided by financing activities	(11,733)	54,887

Net increase (decrease) in cash and cash equivalents	7,191	(26,508)
Cash and cash equivalents at the beginning of the period	12,525	46,307
Cash and cash equivalents at the end of the period	$19,716	$19,799